EXHIBIT 99.1

FARMHOUSE INC. ANNOUNCES LAUNCH OF ITS NEW

MEMBERSHIP BENEFITS PROGRAM

NEWS PROVIDED BY

Farmhouse, Inc.

Jun 01, 2021, 13:53 ET

SAN FRANCISCO, June 1, 2021 /PRNewswire/ – Farmhouse, Inc. (OTC:FMHS) (the “Company”), a social media company focused on leveraging technology to connect the regulated cannabis industry through its on-line community, The WeedClub® Platform, today announces the launch of its new membership benefits program for the cannabis and hemp industries.

As the regulated cannabis industry continues to grow, an influx of competition is driving increasing pressure on margins and profitability for all businesses, especially small-to-medium sized ones. To capitalize on this challenge, the Company has launched a new Membership Benefits Program under the WeedClub® Platform, where subscribers can connect to ‘exclusive deals’ on essential products and services necessary to scale their business. From insurance, legal and accounting, to shipping and distribution and more, our new Membership Benefits Program connects companies to special offers from established service providers to increase operational efficiency and improve their ability to grow and scale in an increasingly competitive environment.

Created as a ‘community hub’ specifically for hemp and cannabis organizations to engage in discussions, questions, forums and vendor references, the WeedClub® Platform aims to be the “LinkedIn meets Angie’s list” for this dynamic industry. It resonates with all hemp and cannabis organizations; from start-up farms to M&A firms, from growers to dispensaries and from law firms to hydroponic system installers.

“As competition increases for leads in the cannabis and hemp industries, WeedClub members will be well positioned to grow their businesses via our Membership Benefits Program and save money on vetted products and services that are necessary for scaling businesses,” said Chief Executive Officer Evan Horowitz. “Our special pricing of $149 for an annual subscription makes access to our WeedClub® Platform available to all. We would be surprised if we did not have at least 10,000 subscribers by the end of the year.”

You can learn more about the program and gain early access by emailing help@weedclub.com or by visiting Join.WeedClub.com.

About Farmhouse, Inc.

The Company has developed the WeedClub® Platform, a professional social network platform to the regulated cannabis industry, that enables cannabis and hemp professionals to connect, discover products and services and scale their businesses. Within the WeedClub® Platform, members utilize an increasing set of technology-based tools for discovering professional connections and information. The Company believes it has established itself as the trusted brand to connect the industry through the WeedClub® Platform and its @420 Twitter handle.

Forward Looking Statements

The Company cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on our current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the fitness of our product for a particular application or market, the expectations of future revenue growth may not be realized, ongoing demand for our software products and related services, the impact of global pandemics (including COVID-19) on the demand for our products and services; and other risks described in prior press releases and in our filings with the Securities and Exchange Commission (SEC), including in our Form 10-K for the year ending December 31, 2020 and any subsequent filings with the SEC. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact Information

For all inquiries:

help@farmhouse.tv